                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           COHESANT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                34-1775913
  (State or other jurisdiction of                 (I.R.S. employer
  incorporation or organization)                 identification no.)

                              5845 West 82nd Street
                                    Suite 102
                           Indianapolis, Indiana 46278
                    (Address of principal executive offices)

                           COHESANT TECHNOLOGIES INC.
                         1994 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

            Morris H. Wheeler, President and Chief Executive Officer
                           Cohesant Technologies Inc.
                              5845 West 82nd Street
                           Indianapolis, Indiana 46278
                                 (317) 875-5592
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------ ------------------------- ------------------------- --------------------
                                                  Proposed maximum          Proposed maximum              Amount of
 Title of securities to      Amount to be        offering price per        aggregate offering           Registration
      be registered           registered               share                      price                     Fee
-------------------------- ------------------ ------------------------- ------------------------- --------------------
Common Shares
$.001 par value                 166,000                $4.29(1)                  $712,140                  $65.52
-------------------------- ------------------ ------------------------- ------------------------- --------------------

1 - Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (a) the Registrant's Registration Statement on Form S-8 SEC File Number 001-13484 as filed with the Commission on February 27, 1998 regarding the Plan; (b) the Registrant's Annual Report on Form 10-KSB for the year ended November 30, 2001; (c) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 2002; (d) all reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in subsection (b) above; and (e) a description of the Registrant's Common Shares set forth in the Registrant's Registration Statement on Form SB-2 filed with the Commission under the Securities Act.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. - Item 7.

                  Not applicable per General Instruction E.

Item 8.           EXHIBITS

                  The Exhibits to the Registration Statement are listed in the
Exhibit Index on page 4 of this Registration Statement.

Item 9.           UNDERTAKINGS

                  Not applicable per General Instruction E.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 26th day of March, 2002.

                                           COHESANT TECHNOLOGIES INC.


                                           By: /s/ Morris H. Wheeler
                                               ---------------------------------
                                           Morris H. Wheeler, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 26th day of March, 2002 by the following persons in the capacities indicated.

         Michael L. Boeckman, Director

         Morton A. Cohen, Director

         Dwight D. Goodman, Chairman of the Board

         Richard L. Immerman, Director

         Robert W. Pawlak, Vice President and Chief Financial Officer

         Morris H. Wheeler, President, Chief Executive Officer and Director

         The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to Powers of Attorney executed by the above-named Officers and Directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.

By: /s/ Morris H. Wheeler
    ----------------------------------------
Morris H. Wheeler, Attorney-in-fact
Date: March 26, 2002

                           COHESANT TECHNOLOGIES INC.

                                INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

5.1 Opinion of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., as to the legality of shares of Common Stock being registered

23.1              Consent of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                  (included in Exhibit 5.1)

23.2              Consent of Arthur Andersen LLP

24.1              Powers of Attorney of Directors and Officers